EXHIBIT 21.1


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                           Chemical Leaman Corporation
                                  Subsidiaries


       Company                                        State of Incorporation
       -------                                        ----------------------

Chemical Properties, Inc.                                  Pennsylvania
Capacity Management Systems, Inc.                          Pennsylvania
Core Logistics Management, Inc.                            Delaware
EnviroPower, Inc.                                          Delaware
Leaman Air Services, Inc.                                  Delaware
Pickering Way Funding Corp.                                Delaware
Power Purchasing, Inc.                                     Delaware
Chemical Leaman Tank Lines, Inc.                           Delaware
Fleet Transport Company, Inc.                              Delaware
Quala Systems, Inc.                                        Delaware
American Transinsurance Group, Inc.                        Delaware